EXHIBIT 3.2

                                     BYLAWS
                                       OF
                          COMMERCIAL EVALUATIONS, INC.
                              A Nevada Corporation

                                    ARTICLE I
                                    ---------
                                     OFFICES
                                     -------

SECTION 1. PRINCIPAL OFFICE. The principal office of the corporation shall be located in the County of Clark, State of Nevada.

SECTION 2. OTHER OFFICES. In addition to the principal office in Clark County, Nevada, other offices may also be maintained at such other place or places, within the State of Nevada, as may be designated from time to time, by the Board of Directors where any and all business of the corporation may be transacted and where meetings of the stockholders and of the directors may be held with the same effect as though done or held at the principal office.

                                   ARTICLE II
                                   ----------
                            MEETING OF STOCKHOLDERS
                            -----------------------

SECTION 1. ANNUAL MEETINGS. The annual meeting of the stockholders shall be held at the principal office of the corporation in Clark County, Nevada, or at such other place as may be specified or fixed in the notice of such meeting, on the 4th of June, commencing with the year 2000, at the hour of 10:00 A. M., for the election of directors and the transaction of such other business as may properly come before the said meeting. If the election of directors shall not be held on the day designated for any annual meeting, or at the adjournment thereof, the Board of Directors shall cause the election to be held at a meeting of the stockholders as soon thereafter as may conveniently be had.

SECTION 2. NOTICE OF ANNUAL MEETING. The Secretary shall mail, in the manner provided in Section 5 of Article II of these Bylaws, or deliver a written or printed notice of each annual meeting of the stockholders of this corporation to each stockholder of record, entitled to vote thereat, or notify by telegram, at least ten and not more than sixty days before the date of such meeting.

SECTION 3. PLACE OF MEETING. The Board of Directors may designate any place within or without the State of Nevada as the place of meeting for any annual meeting for any special meeting of the stockholders called by the Board of Directors. A waiver of action signed by all stockholders may designate any place within or without the State of Nevada as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation in the State of Nevada.

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SECTION 4. SPECIAL MEETINGS. Special meetings of the stockholders shall be held at the principal office of the corporation or at such other place as shall be specified or fixed in a notice thereof. Such meetings may be called at any time by the President or the Secretary or by a majority of the Board of Directors then in office, and shall be called by the President or Secretary with or without approval by the Board of Directors on the written request of at least a majority of the stockholders of the corporation entitled to vote, which written request shall state the object of such meeting.

SECTION 5. NOTICE OF MEETINGS. Written or printed notice stating the place, day, and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the President or the Secretary to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the records of the corporation, with postage prepaid. Any stockholder may at any time, by a duly signed statement in writing to that effect, waive any statutory or other notice of any meeting, whether such statement be signed before or after such meeting.

SECTION 6. MEETING OF ALL STOCKHOLDERS. If all the stockholders shall meet at any time and place, within or without the State of Nevada, and consent to the holding of the meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting any corporate action may be taken.

SECTION 7. QUORUM. At all meetings of the stockholders of the corporation, the presence in person or by proxy of a majority of the stockholders entitled to vote shall be necessary to constitute a quorum for the transaction of business, but a lesser number may adjourn to some future time not less than seven nor more than twenty-one days later, and the Secretary shall thereupon give at least three days notice by mail to each stockholder entitled to vote who is absent from such meeting.

SECTION 8. MODE OF VOTING. At all meetings of the stockholders the voting may be vive voce, but any qualified voter may demand a stock vote whereupon such stock vote shall be taken by ballot, each of which shall state the name of the stockholder voting and the number of shares voted by him and, if such ballot be cast by proxy, it shall also state the name of such proxy; provided, however, that the mode of voting prescribed by statute for any particular case shall be in such case followed.

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SECTION 9. PROXIES. At any meeting of the stockholders, any stockholder may be represented and vote by proxy or proxies appointed by an instrument in writing. In the event any such instrument in writing shall designate two or more persons to act as proxies, a majority of such persons present at the meeting or, if only one shall be present, then that one shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated unless the instrument shall otherwise provide. No such proxy shall be valid after the expiration of six months from the date of its execution, unless coupled with an interest, or unless the person executing it specified therein the length of time for which it is to continue in force, which in no case shall exceed seven years from the date of its execution. Subject to the foregoing, any proxy duly executed is not revoked and continues in full force and effect until an instrument revoking it or a duly executed proxy bearing a later date is filed with the Secretary of the corporation. At no time shall any proxy be valid which shall be filed less than ten hours before the commencement of the meeting.

SECTION 10. VOTING LISTS. The officer or agent in charge of the transfer books for shares of the corporation shall make, at least three days before each meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, with the number of shares held by each, which list for a period of two days prior to such meeting shall be kept on file at the principal office of the corporation and shall be subject to inspection by any stockholder at any time during the whole time of the meeting. The original share ledger or transfer book, or duplicate thereof, kept in the State of Nevada, shall be prima facie evidence as to who are the stockholders of the corporation entitled to examine such list or to vote at any meeting of the stockholders.

SECTION 11. CLOSING TRANSFER BOOKS OR FIXING OF RECORD DATE. For the purpose of determining stockholders entitled to notice or to vote for any meeting of the stockholders, the Board of Directors may provide that the stock transfer books be closed for a stated period but not to exceed in any case sixty (60) days before such determination. If the stock transfer books be closed for the purpose of determining stockholders entitled to notice of a meeting of stockholders, such books shall be closed for at least fifteen (15) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date in any case to be not more than sixty (60) days, nor less than ten (10) days prior to the date on which the particular

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action, requiring such determination of stockholders, is to be taken. If the stock transfer books are not closed and no record date it fixed for determination of stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders.

SECTION 12. VOTING OF SHARES. Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to vote at a meeting of stockholders.

SECTION 13. VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the Bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

Shares standing in the name of a deceased person may be voted by his executor or administrator, either in person or by proxy. Shares standing in the name of a guardian, conservator or trustee may be voted by such fiduciary either in person or by proxy, but no guardian, conservator or trustee shall be entitled, as such fiduciary, to vote shares held by him without a transfer of such shares into his name.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so be contained in an appropriate order of the court by which such receiver was appointed.

A stockholder whose shares are pledged shall be entitled to vote such shares until shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Shares of its own stock belonging to this corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any time, but shares of its own stock held by it in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares at any given time.

SECTION 14. INFORMAL ACTION BY STOCKHOLDERS. Any action required to be taken at a meeting of the stockholders or any other action which may be taken at a meeting of the stockholders may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by stockholders entitled to vote with respect to the subject matter thereof holding at least a majority of the voting power.

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                                  ARTICLE III
                                  -----------
                                   DIRECTORS
                                   ---------

SECTION 1. GENERAL POWERS. The Board of Directors shall have the control of the general management of the affairs of the corporation. Such shall in all cases act as a Board, regularly convened, by a majority, and they may adopt such rules and regulations for the conduct of their meetings and the management of the corporation as they may deem proper not inconsistent with these Bylaws, the Articles of Incorporation, and the laws of the State of Nevada. The Board of Directors shall further have the right to delegate certain other powers to the Executive Committee as provided in these Bylaws.

SECTION 2. NUMBER OF DIRECTORS. The affairs and business of this corporation shall be managed by a Board of Directors consisting of one or more members, none of whom need be stockholders but all of whom must be natural persons who are at least 18 years of age.

SECTION 3. ELECTION. The directors of the corporation shall be elected at the annual meeting of the stockholders, except as hereinafter otherwise provided including filling vacancies. Each director shall hold office for a term of one year and until his or her successor shall have been duly chosen and shall have qualified, or until his or her death, or until he or she shall resign or shall have been removed in the manner hereinafter provided.

SECTION 4. VACANCIES ON THE BOARD. Any vacancy on the Board of Directors occurring during the year through death, resignation, removal, or other cause, including vacancies caused by an increase in the number of directors, shall be filled for the unexpired portion of the term by a majority vote of the directors present, provided that they constitute a quorum, at any special meeting of the Board of Directors called for that purpose or at any regular meeting; provided, however, that, in the event that the remaining directors do not represent a quorum of the number set forth in Section 2 hereof, a majority of such remaining directors may elect to fill any vacancies then existing.

SECTION 5. DIRECTORS' MEETINGS. The annual meeting of the Board of Directors shall be held each year immediately following the annual meeting of the stockholders of the corporation. Other regular meetings of the Board of Directors shall from time to time by resolution be prescribed. No further notice of such annual or regular meeting of the Board of Directors need be given.

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SECTION 6. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the President or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, within or without the State of Nevada, as the place for holding any special meeting of the Board of Directors called by them.

SECTION 7. NOTICE. Notice of any special meeting shall be given at least twenty-four hours previous thereto by written notice if personally delivered, or five days previous thereto if mailed to each director at his business address, or by telegram, facsimile machine or telecopier. If mailed, such notice shall be deemed to have been delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice is given by telegram, such notice shall be deemed to have been delivered when the telegram is delivered to the telegraph company. If notice is given by facsimile machine or telephone copier, such notice shall be deemed to have been delivered when transmission by facsimile machine or telecopier has been sent and received. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 8. CHAIRMAN. At all meetings of the Board of Directors, President shall serve as the chairman of the meeting, or, in the absence of the President, the directors present shall choose by majority vote a director to preside as chairman.

SECTION 9. QUORUM AND MANNER OF ACTING. A majority of the directors, whose number is designated in Section 2 of this Article III, shall constitute a quorum for the transaction of business at any meeting, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, the majority of the directors present may adjourn any meeting from time to time until a quorum be had. Notice of any adjourned meeting need not be given. The directors shall act only as a Board, and the individual directors shall have no power as such.

SECTION 10. REMOVAL OF DIRECTORS. Any one or more of the directors may be removed either with or without cause at any time by the vote or written consent of the stockholders representing not less than two-thirds of the issued and outstanding shares of the corporation entitled to voting power.

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SECTION 11. VOTING. At all meetings of the Board of Directors, each director is to have one vote, irrespective of the number of shares of stock that he may hold.

SECTION 12. COMPENSATION. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at meetings or a stated salary of directors. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

SECTION 13. PRESUMPTION OF ASSENT. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless such director's dissent shall be entered in the minutes of such meeting or unless such director shall file a written dissent to such action with the person acting as the secretary of such meeting before the adjournment thereof or shall forward such dissent by registered or certified mail to the Secretary of the corporation immediately after the adjournment of such meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

SECTION 14. MEETINGS BY CONFERENCE TELEPHONE. Directors may participate in a meeting of the Board of Directors by means of a conference telephone network or a similar communications method by which all persons participating in the meeting can hear each other. Participation in such a meeting constitutes presence in person at such meeting.

                                   ARTICLE IV
                                   ----------
                               EXECUTIVE COMMITTEE
                               -------------------

SECTION 1. NUMBER AND ELECTION. The Board of Directors may, in its discretion, appoint from its membership an Executive Committee of one or more directors, each to serve at the pleasure of the Board of Directors.

SECTION 2. AUTHORITY. The Executive Committee is authorized to take any action which the Board of Directors could take, except that the Executive Committee shall not have the power either to amend these Bylaws, or to take any action specifically prohibited by these Bylaws or a resolution of the Board of Directors. Any authorized action taken by the Executive Committee shall be as effective as if it had been taken by the full Board of Directors.

SECTION 3. REGULAR MEETINGS. Regular meetings of the Executive Committee may be held within or without the State of Nevada at such time and place as the Executive Committee may provide from time to time.

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SECTION 4. SPECIAL MEETINGS. Special meetings of the Executive Committee may be called by or at the request of the President or by any member of the Executive Committee.

SECTION 5. NOTICE. Notice of any special meeting of the Executive Committee shall be given at least twenty-four hours previous thereto by written notice, facsimile machine or telecopier, telephone, telegram, or in person. Neither the business to be transacted at, nor the purpose of, a regular or special meeting of the Executive Committee need by specified in the notice or waiver of notice of such meeting. A member of the Executive Committee may waive notice of any meeting of the Executive Committee. The attendance of a member of the Executive Committee at any meeting of the Executive Committee shall constitute a waiver of notice of such meeting, except where a member of the Executive Committee attends a meeting of the Executive Committee for the express purpose of objecting to the transaction of any business because such meeting is not lawfully called or convened.

SECTION 6. QUORUM. A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business at any meeting of the Executive Committee; provided, however, that if fewer than a majority of the members of the Executive Committee are present at such meeting a majority of the members of the Executive Committee present may adjourn such meeting from time to time without further notice.

SECTION 7. MANNER OF ACTING. The act of the majority of the members of the Executive Committee present at a meeting of the Executive Committee at which a quorum is present shall be the act of the Executive Committee, and the Executive committee shall keep regular minutes of its proceedings, which shall at all times be open for inspection by the Board of Directors.

SECTION 8. PRESUMPTION OF ASSENT. A member of the Executive Committee who is present at a meeting of the Executive Committee at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless the dissent of such member of the Executive Committee shall be entered in the minutes of such meeting or unless such member of the Executive Committee shall file a written dissent to such action with the person acting as secretary of such meeting before the adjournment thereof, or shall forward such dissent by registered or certified mail to the Secretary of the corporation immediately after the adjournment of such meeting. Such right to dissent shall not apply to a member of the Executive Committee who voted in favor of such action.

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SECTION 9. MEETINGS BY CONFERENCE TELEPHONE. Members of the Executive Committee
may participate in a meeting of the Executive Committee by means of a conference telephone network or a similar communications method by which all persons participating in the meeting can hear each other. Participation in such a meeting constitutes presence in person at such meeting.

                                    ARTICLE V
                                    ---------
                                    OFFICERS
                                    --------

SECTION 1. NUMBER. The officers of the corporation shall be a President, one or more Vice Presidents, a Secretary, and a Treasurer, and such other or subordinated officers as the Board of Directors may from time to time elect. One person may hold one or more offices and perform the duties of one or more of said officers. No officer need be a member of the Board of Directors.

SECTION 2. ELECTION, TERM OF OFFICE AND QUALIFICATIONS. The officers of the corporation shall be chosen by the Board of Directors and shall be elected annually at the annual meeting of the Board of Directors held immediately after each annual meeting of the stockholders of the corporation, except as hereinafter otherwise provided for filling vacancies. Each officer shall hold his office until his successor shall have been duly chosen and shall have qualified or until his death, or until he shall resign or shall have been removed in the manner hereinafter provided.

SECTION 3. REMOVAL. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors at any time whenever in its judgment the best interests of the corporation would be served thereby, and such removal shall be without prejudice to the contract rights, if any, of the person so removed.

SECTION 4. VACANCIES. All vacancies in any office shall be filled by the Board of Directors without undue delay at any regular meeting or at a meeting specially called for that purpose.

SECTION 5. PRESIDENT. The President shall be the chief executive officer of the corporation and shall have general supervision over the business of the corporation and those of its several officers, subject, however, to the control of the Board of Directors; shall preside over the annual and any special meetings of the stockholders of the corporation; may sign, with the Treasurer or with the Secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, and execute in the name of the corporation

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deeds, mortgages, bonds, contracts, and other instruments authorized by the
Board of Directors, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation; and in general shall perform all duties incident to the office of the President and such other duties as from time to time may be assigned to the President by the Board of Directors.

SECTION 6. VICE PRESIDENT(S). The Vice President(s) shall in the absence or incapacity of the President, or as ordered by the Board of Directors, perform the duties of the President or such other duties or functions as may be given to the Vice President(s) by the Board of Directors from time to time.

SECTION 7. SECRETARY. The Secretary shall keep the minutes of the meetings of the Board of Directors and also the minutes of the meetings of the stockholders of the corporation; shall attend to the giving and serving of all notices of the corporation; may sign with the President or a Vice President certificates for shares of stock of the corporation; may sign or countersign all checks, drafts and orders for the payment of money; shall have charge of the certificate book and such other books and papers as the Board of Directors may direct; shall keep a stock book containing the names, alphabetically arranged, of all persons who are stockholders of the corporation, showing their places of residence, the number of shares of stock held by them respectively, the time when the respectively became the owners thereof, and the amount paid thereon; and shall, in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to the President or the Board of Directors.

SECTION 8. TREASURER. The Treasurer shall be the chief financial officer of the corporation; shall have the care and custody of all the funds and securities of the corporation and deposit the same in the name of the corporation in such bank or trust company as the Board of Directors may designate; may sign or countersign all checks, drafts, and orders for the payment of money and may pay out and dispose of the same under the direction of the Board of Directors, may sign or countersign all notes or other obligations of indebtedness of the corporation, and may sign with the President or Vice President certificates for shares of stock of the corporation; shall at all reasonable times exhibit the books and accounts to any director or stockholder of the corporation under application at the office of the corporation during business hours; and shall, in general, perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or the Board of Directors. The Board of Directors may at its discretion require of each officer authorized to disburse the funds of the corporation to give a bond in such amount as it may deem adequate.

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SECTION 9. OTHER OFFICERS. The Board of Directors may authorize and empower other persons or other officers appointed by it to perform the duties and functions of the officers specifically designated above by special resolution in each case.

SECTION 10. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The Assistant Secretaries and the Assistant Treasurers, if any there by elected or appointed, shall, in general, perform such duties as may be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors. Such Assistant Treasurers, as may be required by the Board of Directors, shall give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine.

                                   ARTICLE VI
                                   ----------
                    INDEMNIFICATION OF OFFICERS AND DIRECTORS
                    -----------------------------------------

Except as hereinafter stated otherwise, the corporation shall indemnify all of its officers and directors, past, present and future, against any and all expenses incurred by them, and each of them, including but not limited to legal fees, judgments and penalties which may be incurred, rendered or levied in any legal action brought against any or all of them for or on account of any act or omission alleged to have been committed while acting within the scope of their duties as officers or directors of this corporation.

                                   ARTICLE VII
                                   -----------
                      CONTRACTS, LOANS, CHECKS AND DEPOSITS
                      -------------------------------------

SECTION 1. CONTRACTS. The Board of Directors may authorize any officer or officers and agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

SECTION 2. LOANS. No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by the Board of Directors or approved by a loan committee appointed by the Board of Directors and charged with the duty of supervising investments. Such authority may be general or confined to specific instances.

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SECTION 3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers or agent or agents of the corporation and in such manner as shall from time to time be determined by resolutions of the Board of Directors.

SECTION 4. DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositories as the Board of Directors may select.

                                  ARTICLE VIII
                                  ------------
                                  CAPITAL STOCK
                                  -------------

SECTION 1. CERTIFICATES FOR SHARES. Certificates for shares of stock of the corporation shall be in such form as shall be approved by the incorporators or by the Board of Directors. The certificates shall be numbered in the order of their issue, shall by signed by the President or a Vice President and by the Secretary or the Treasurer, or by such other person or officer as may be designated by the Board of Directors; provided, however, that no certificates shall be both signed and countersigned by the same person, which said signatures may be authenticated by facsimiles of the said duly designated officers. Every certificate authenticated by a facsimile or such signatures must be countersigned by a Transfer Agent to be appointed by the Board of Directors before issuance.

SECTION 2. TRANSFER OF STOCK. Shares of the stock of the corporation may be transferred by the delivery of the certificate accompanied either by an assignment in writing on the back of the certificate or by written power of attorney to sell, assign and transfer the same on the books of the corporation, signed by the person appearing on the certificate to be the owner of the shares represented thereby, together with all necessary federal and state transfer tax stamps affixed and shall be transferable on the books of the corporation upon surrender thereof so signed or endorsed. The person registered on the books of the corporation as the owner of any shares of stock shall be entitled to all the rights of ownership with respect to such shares.

SECTION 3. REGULATIONS. The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws or with the Articles of Incorporation, concerning the issue, transfer and registration of certificates for shares of stock of the corporation. It may appoint a transfer agent or a registrar of transfers, or both, and it may require all certificates to bear the signature of either or both.

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SECTION 4. LOST CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost of destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

                                   ARTICLE IX
                                   ----------
                                    DIVIDENDS
                                    ---------

SECTION 1. The corporation shall be entitled to treat the holder of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the State of Nevada.

SECTION 2. Dividends on the capital stock of the corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law.

SECTION 3. Before payment of any dividend or making any distribution of profits, there may be set aside, out of funds of the corporation available for dividends, such sum or sums as the directors may from time to time, in their absolutely discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for any such other purpose as the directors shall think conducive to the interests of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                    ARTICLE X
                                    ---------
                                      SEAL
                                      ----

Although corporate seals are no longer required under the laws of the State of Nevada and notwithstanding that corporate seals were thereby abolished in the State of Nevada, the Board of Directors may provide a corporate seal, which shall be in the form of a circle and shall bear the full name of the corporation, the year of its incorporate, and the words Corporate Seal, Nevada.

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                                   ARTICLE XI
                                   ----------
                                   FISCAL YEAR
                                   -----------

The fiscal year of the corporation shall end on the 31st day of December of each year.

                                   ARTICLE XII
                                   -----------
                                WAIVER OF NOTICE
                                ----------------

Whenever any notice whatsoever is required to be given under the provisions of these Bylaws, the Articles of Incorporation, or the laws of the State of Nevada, a waiver in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                  ARTICLE XIII
                                  ------------
                                   AMENDMENTS
                                   ----------

These Bylaws may be altered, amended or repealed and new Bylaws may be adopted at any regular or special meeting of the stockholders by a vote of a majority of the stockholders of the corporation entitled to vote thereat. These Bylaws may also be altered, amended or repealed and new Bylaws may be adopted at any regular or special meeting of the Board of Directors (if notice of such alteration or repeal be contained in the notice of such special meeting) by a majority vote of the directors present at such meeting at which a quorum is present, but any such amendment shall not be inconsistent with or contrary to the provision of any amendment adopted by the stockholders.

* * * *

KNOW ALL MEN BY THESE PRESENTS that the undersigned, being the Secretary of Commercial Evaluations, Inc., a Nevada corporation, hereby certifies that the above and foregoing Bylaws were duly adopted as the Bylaws of said corporation on the 29th day February, 2000.

IN WITNESS WHEREOF I have hereunto subscribed my name this day of February 29, 2000.

                                    SECRETARY

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